SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3130 Gateway Drive P.O. Box 5625 Norcross, Georgia	30091-5625
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code, is (770) 441-2051

Not applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 1, 2008, the following persons were elected as new members of the Board of Directors of Immucor, Inc. (the “Company”) upon their acceptance of such election:

Dr. Paul V. Holland

James F. Clouser

Chris E. Perkins.

The new directors were elected upon the recommendation of the Corporate Governance and Nominating Committee of the Board of Directors. Each new director’s tenure will begin August 1, 2008. The Board of Directors has determined that each new director will be independent under applicable Nasdaq listing standards. The new directors are expected to serve on the following committees of the Board of Directors:

Dr. Holland	Corporate Governance and Nominating Committee

Mr. Clouser	Audit Committee
Compensation Committee

Mr. Perkins	Audit Committee
Corporate Governance and Nominating Committee.

Effective August 1, 2008 the new directors will be granted options under the Company’s 2005 Long-Term Incentive Plan to purchase shares of the Company’s common stock, subject to vesting requirements, at an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on August 1, 2008. The initial economic value of those options will be targeted at $155,000.

As members of the Board of Directors, the Company will also pay each new director an annual retainer of $25,000, and $2,500 for each meeting attended in person. The Company will also annually pay each new director the following additional amounts for his services on each committee of the Board of Directors:

Audit Committee	$10,000
Compensation Committee	$5,000
Corporate Governance and Nominating Committee	$5,000.

There are no arrangements or understandings between any new director and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and any new director or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

In addition, Roswell Bowers and John Harris, each a current director, have determined not to stand for re-election to the Board of Directors at the Company’s 2008 annual meeting of shareholders.

On July 25, 2008, the Company issued a press release announcing the election of the three new directors to the Board of Directors and the determinations of Messrs. Bowers and Harris not to stand for re-election. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated July 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUCOR, INC.

Date: July 25, 2008	By:	/s/ Philip H. Moïse
Philip H. Moïse
Vice President, General Counsel and Secretary

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated July 25, 2008